MEMORANDUM OF UNDERSTANDING

The following parties hereby enter into this deal memorandum of understanding ("MOU") which memorializes the intent of the parties and the proposed terms under which they are contemplating the formation of a new business venture. The parties agree that they will enter into a formal business agreement at a later date, which will contain the MOU terms and shall be the final and controlling document binding upon all of the parties, as to such subject matter ("Agreement"). If any terms are not specifically defined in this MOU, the parties shall negotiate such, at a later date, and include the additional terms in the Agreement.

1. Parties to Agreement:

VIEW SYSTEMS INC. an Nevada Corporation, herein after referred to as "VIEW" or the "Company" with corporate offices at:

Address: 1550 Caton Center Drive, Suite E, Baltimore, Maryland 21227.

BORIS GOLDSTEIN with offices at:

Address: 45 West 34 Street, Suite 800, NYC, NY 10001

2. Financial and Business Terms

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Subject to further due diligence and execution of the Agreement and other ancillary documents, both parties ,\liII pursue a strategic partnerships for the development and sale of certain security products and technologies, including but not limited to the "MINI".

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 Boris Goldstein secures on a best efforts basis commitments to provide financing to View Systems, from accredited investors, and on a best efforts basis to facilitate the development, manufacturing and marketing of security products specifically the "~".

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 Boris Goldstein, shall receive in escrow 5,000,000 shares (earn-out) and in addition to said shares an option to acquire 10,000,000 shares of common stock, as part of his compensation package. Terms of the options are as follows: 18 mos, strike prices: 5mm shares @ US$0.03 and 5mm shares @ US$0.05. The earn-out shares are to be tied to his performance in delivering incremental sales to VIEW of, de minimis US$1.2 mm., through his own contacts and endeavors on a pro rata bases evaluated quarterly.

A. Responsibilities of Boris Goldstein:

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Boris Goldstein shall assist VIEW in the final design, production and marketing of the MINI. ales and Marketing of the full range of VIEW products.

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Responsibilities of VIEW

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VIEW shall complete development and manufacturing of the "MINI".

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VIEW shall provide infrastructure and support to facilitate Boris Goldstein's sales and marketing activities.

3.Terms and Conditions of the Agreement Consummation of this MOU and entering to the Agreement will be subject to the following additional terms and conditions:

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The parties shall agree to the terms of an Agreement that shall contain terms, conditions, representations, warranties, and covenants normal and appropriate for a transaction of the type contemplated, including, without limitation, those included in this MOU.

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The contemplated transaction to be completed within 3 months from the date of execution of this MOU.

4. General Provisions

The parties agree that said MOU is preliminary and that said MOU may be assigned to other parties or corporations to be formed or designated by the parties, upon written consent of the parties. All benefits of said MOU shall be binding upon the permissable parties and assigns. Further all parties agree to execute all necessary documents to consummate the terms and intent of this MOU.

Whenever notice is required to be given under this MOU, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent of the party serving such notice and sent by telegram, fax, or mailed by registered or certified mail, to the other party at the address stated above unless notification of a change of address is given in writing. For purposes of notice provided, the date received shall be three (3) days after mailing and two (2) days after telegram or fax.

This MOU contains the entire understanding of the parties with respect to the subject matter hereof. There are no representations, warranties, promises, covenants or understandings other than those herein contained. The parties agree that this MOU contains the intent of the parties and that the parties must agree upon additional terms in the Agreement.

This MOU shall he governed by and construed in accordance with the laws of the State of Maryland without regard to the conflict of laws provisions thereof.

Both parties acknowledge and consent that any controversy or claim arising out of or relating to this MOU, or the breach thereof, shall be settled by submitting such controversy to mediation by a neutral mediator to be agreed upon by the parties. If such controversy cannot be settled by mediation then they shall submit to binding arbitration in accordance with the Rules of the American Arbitration Association to be conducted in the State of New York. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys fees and costs from the other party ..

Each party shall pay for its own legal and accounting fees related to this MOU.

The parties acknowledge that they have entered into mutual non-disclosure and confidentiality agreement') preventing the parties from disclosing and requiring the parties to maintain the confidentiality of proprietary business and technical information relating to the other party. The parties agree not to disclose any information concerning the MOU or the Agreement to anyone other than their legal counsel, financial advisors, and other professionals working on the MOU or Agreement ·without the consent of the other parties, which consent will not be withheld unreasonably

The parties agree to cooperate with respect to the conduct of reasonable due diligence for the transactions contemplated by this MOU. The parties agree to conduct their due diligence in a manner that does not unreasonably disrupt the business of another party. The closing of the Agreement shall be conditioned upon the successful completion of due diligence as determined by the parties.

The Parties and their agents, attorneys, and representatives shall have full and free access to their respective counterpart for due diligence purposes (the confidentiality of which the Parties agrees to retain in .accordance with a Nondisclosure and Confidentiality Agreement executed on April 2009.  Parties' obligations to complete the transaction, shall be subject to the satisfactory results of their respective due diligence investigations. The Parties' and their agents, attorneys, and representatives shall have full and free access to the properties, books, and records of their respective counterparty (the confidentiality of which the Parties agree to retain) for purposes of conducting investigations of the business.

This MOU constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions between the parties. Neither this MOU nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

The parties acknowledge and agree that this MOD shall be binding on the parties. The parties acknowledge their intention to enter in the Agreement that shall include the terms of this MOU and such other terms and conditions as are agreed upon by the parties.

IN WITNESS WHEREOF, the parties hereto have signed by their duly authorized officers as of the day and year first above written.

BORIS GOLDSTEIN

By: s/ Boris Goldstein

04/29/09

Signature

Date

Name

VIEW

By: s/ Gunther Than

4/30/09

Signature

Date

Name/Title:  Gunther Than CEO